Exhibit 99.1

Sandler O’Neill + Partners, LP
East Coast Financial Services Conference
November 9-11, 2011
Forward-Looking Statements
This presentation contains forward-looking statements relating to the financial condition, results of operations and business of MidWestOne Financial Group, Inc. Forward-looking statements generally include words such as believes, expects, anticipates and other similar expressions. Actual results could differ materially from those indicated. Among the important factors that could cause actual results to differ materially are interest rates, changes in the mix of the company’s business, competitive pressures, general economic conditions and the risk factors detailed in the company’s periodic reports and registration statements filed with the Securities and Exchange Commission. MidWestOne Financial Group, Inc. undertakes no obligation to publicly revise or update these forward-looking statements to reflect events or circumstances after the date of this presentation.

Exhibit 99.1

MidWestOne Overview
Symbol: MOFG on NASDAQ Global Select
Headquarters: Iowa City, Iowa
Assets: $1.6 Billion 1 4th Largest Based in Iowa
Market Cap: $122.74 Million 2
Employees: 392 Employees 2 380 Bank, 12 Insurance
Recent Price: $14.44 2
52 Week Range: $12.20 - $16.00 2

Exhibit 99.1

MidWestOne Financial Group, Inc.

Iowa City

Forbes

- 2011 No. 13 "Best Cites for Business and Careers"

MSN CareerBuilder

- 2010 "Top Towns for Jobs

Richard Florida, author of the *Creative Class*

- 2010 No. 10 "Best Cities for College Grads"

Corporation for National & Community Service

- 2011 No. 3 for volunteer rate

Men's Journal

- 2010 "Healthiest Town in the United States


Avenue of the Saints
Parkersburg
Cedar Falls
Waterloo
Hudson
Conrad
Belle Plaine
Melbourne
North Liberty
Coralville
Iowa City
Davenport
North English
Pella
West Liberty
Sigourney
Oskaloosa
Fairfield
Burlington
Ottumwa
Ft. Madison
Avenue of the Saints

The MidWest*One* Footprint Along the Avenue of the Saints

CNN/Money Magazine

- Johnson County, Iowa, among Top 25 "Where the Jobs Are 2010" with over 22% growth in the past decade
- Iowa City among the Top 100 "Best Places to Live 2010"

Milken Institute's Best Performing Cities Index

- 2010 Iowa City No. 9 in the "Where America's Jobs Are Created and Sustained" index

US News & World Report

- 2011 University of Iowa No. 28 national public universities and 24 programs ranked among top 10
- 2011 UI Hospitals & Clinics placed among the top hospitals in 9 of 16 specialties

2010 US Census

- 50.3% of Johnson County, Iowa, residents hold a Bachelor's Degree or Higher. The National Average is 27.9%

11/2/2011

3

Asset Quality

Exhibit 99.1

MidWestOne Capital
MidWestOne Bank 09/30/2011 Regulatory Guidelines
Risk Based Capital/Risk Weighted Assets 12.55% 10.00%
Tier 1 Capital/Risk Weighted Assets 11.29% 6.00%
Leverage Ratio 8.54% 5.00%
MidWestOne Financial Group, Inc. 09/30/2011 Internal Guidelines
Tangible Common Equity/Tangible Assets 9.01% 7.50 - 9.00%
Total Shareholders Equity/Total Assets 9.60% 7.50 - 9.00%

Exhibit 99.1

Earnings Per Share